                                                                     EXHIBIT 5.1

VEDDER PRICE                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                   222 NORTH LASALLE STREET
                                   CHICAGO, ILLINOIS 60601-1003
                                   312-609-7500
                                   FACSIMILE:  312-609-5005

                                   A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                   KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN
                                   CHICAGO AND NEW YORK CITY



                                   December 19, 1997


Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois  60160

Ladies and Gentlemen:

     We have acted as counsel to Midwest Banc Holdings, Inc. (the "Company") in connection with the registration of 1,265,000 shares of Common Stock, par value $0.01 per share of the Company (the "Shares"), including 165,000 shares subject to an underwriters' over-allotment option, pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Registration Statement").

     In rendering this opinion, we have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures. As to questions of fact material to our opinion, we have relied, without investigation, upon the representations of: (a) officers of the Company contained in certificates delivered to us; and (b) public officials.

     Based upon the foregoing, we are of the opinion that the Shares are duly authorized, and upon issuance and delivery in accordance with the Underwriting Agreement referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in connection with the Registration Statement and the Prospectus included therein and to the use of our name under the heading "Legal Matters" in the Prospectus.

                                             Very truly yours,


                                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ